Exhibit 10.11
HF SINCLAIR CORPORATION
2007 LONG-TERM INCENTIVE COMPENSATION PLAN
UK SUB-PLAN
WHEREAS, this Sub-Plan was previously adopted under the HollyFrontier Corporation Long-Term Incentive Compensation Plan (the "Plan") effective February 14, 2017 to apply to grants made to service providers in the United Kingdom.
WHEREAS, on March 14, 2022, HollyFrontier Corporation (“HFC”) merged with and into Hippo Merger Sub, Inc., a wholly owned subsidiary of Hippo Parent Corporation (“New Parent”), and HFC survived the merger as a wholly owned subsidiary of New Parent (the “Parent Merger”);
WHEREAS, in connection with the Parent Merger, New Parent was renamed “HF Sinclair Corporation” (the “Company”);
WHEREAS, immediately prior to the Parent Merger, HFC sponsored and maintained the Plan, under which it was authorized to grant equity-based incentive awards to certain of its employees and service providers;
WHEREAS, the Company assumed sponsorship of the Plan effective as of the consummation of the Parent Merger; and
WHEREAS, the Board amended the Plan to reflect the change in sponsorship of the Plan and rename the Plan the “HF Sinclair Corporation 2007 Long-Term Incentive Compensation Plan”.
NOW, THEREFORE, BE IT RESOLVED, effective as of the consummation of the Parent Merger, and the assumption of the Plan by the Company, this Sub-Plan shall amend the provisions of the Plan, as set forth below and as assumed by the Company:
1.    Purpose. The purpose of this Sub-Plan is to amend those provisions of the Plan which are required to be amended in order for Awards granted under the Plan, and communications concerning those Awards, to be exempt from provisions of the United Kingdom Financial Services and Markets Act 2000. All Awards to service providers resident in the United Kingdom (as limited below) shall be made under this Sub-Plan.
2.    Restricted Availability of Awards. Any Awards granted pursuant to this Sub-Plan shall be made only to officers and key employees of the Company or one of its Subsidiaries who are residents of the United Kingdom.
3.    Incorporation of Remaining Plan Provisions. With the exception of the provisions noted above, the provisions of the Plan will apply or be available to all Awards granted pursuant to this Sub-Plan.